UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10/A
(Amendment No. 6)
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934
IMPAX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-0403311
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544
(Address of principal executive offices)	Zip Code
Registrant’s telephone number, including area code: (510) 476-2000
Copies to:
Michael Joseph, Esquire
Blank Rome LLP
600 New Hampshire Avenue, NW
Washington, DC 20037
Telephone: (202) 772-5959
Facsimile: (202) 772-5960
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.01 par value per share
(Title of class)
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

Explanatory Note	1
Item 15. Financial Statements and Exhibits.	1

Signatures	3

Exhibit Index
Exhibit 10.13
Exhibit 10.13.1
Exhibit 10.13.2
Exhibit 10.13.3
Exhibit 10.13.5
Exhibit 10.14
Exhibit 10.15.1
Exhibit 10.15.2
Exhibit 10.16
Exhibit 10.17
Exhibit 10.18
Exhibit 10.19
Exhibit 10.20
Exhibit 10.21
Exhibit 10.22

Explanatory Note
      The purpose of this Amendment No. 6 on Form 10/A is to file Exhibits 10.13 – 10.13.3, 10.13.5, 10.14, 10.15.1 – 10.16 and 10.17 – 10.22 and to reflect the filing of such exhibits in Item 15. “Financial Statements and Exhibits” and the Exhibit Index. The exhibits filed herewith contain certain information that was previously omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.
Item 15. Financial Statements and Exhibits.
(b) Exhibits

Exhibit No.	Description of Document
3.1	Restated Certificate of Incorporation, dated August 30, 2004. +

3.2	By-Laws. +

4.1	Specimen of Common Stock Certificate. +

4.2	Form of Debenture ( incorporated by reference to Exhibit A to the Indenture, dated as of June 27, 2005, between the Company and HSBC Bank USA, National Association, as Trustee, listed on Exhibit 4.3).

4.3	Indenture, dated as of June 27, 2005, between the Company and HSBC Bank USA, National Association, as Trustee. +

4.4	Supplemental Indenture, dated as of July 6, 2005, between the Company and HSBC Bank USA, National Association, as Trustee. +

4.5	Registration Rights Agreement, dated as of June 27, 2005, between the Company and the Initial Purchasers named therein. +

4.6	Promissory Note dated June 7, 2006, issued by the Company to Solvay Pharmaceuticals, Inc. +

10.1	Amended and Restated Loan and Security Agreement, dated as of December 15, 2005, between the Company and Wachovia Bank, National Association. +

10.1.1	First Amendment, dated October 14, 2008, to Amended and Restated Loan and Security Agreement, dated December 15, 2005, between the Company and Wachovia Bank, National Association. +

10.2	Purchase Agreement, dated June 26, 2005, between the Company and the Purchasers named therein. +

10.3	1995 Stock Incentive Plan.* +

10.4	1999 Equity Incentive Plan.* +

10.5	2001 Non-Qualified Employee Stock Purchase Plan.* +

10.6	Amended and Restated 2002 Equity Incentive Plan (Corrected).* +

10.7	Executive Non-Qualified Deferred Compensation Plan, restated effective January 1, 2005.* +

10.8	Employment Agreement, dated as of December 14, 1999, between the Company and Charles Hsiao, Ph.D.* +

10.9	Employment Agreement, dated as of December 14, 1999, between the Company and Larry Hsu, Ph.D.* +

10.10	Employment Agreement, dated as of September 1, 2006, between the Company and David S. Doll.* +

10.11	Separation Agreement and General Release, dated July 30, 2008, between the Company and David S. Doll.* +

10.12	Consulting Agreement, effective as of September 4, 2008, between the Company and David S. Doll.* +

10.13	Strategic Alliance Agreement, dated June 27, 2001, between the Company and Teva Pharmaceuticals Curacao N.V.**

10.13.1	Letter Amendment, dated October 8, 2003, to Strategic Alliance Agreement, dated June 27, 2001, between the Company and Teva Pharmaceuticals Curacao N.V.**

10.13.2	Letter Agreement, dated March 24, 2005, between the Company and Teva Pharmaceuticals Curacao N.V.**

10.13.3	Letter Amendment, dated March 24, 2005 and effective January 1, 2005, to Strategic Alliance Agreement, dated June 27, 2001, between the Company and Teva Pharmaceuticals Curacao N.V.**

10.13.4	Amendment, dated January 24, 2006, to Strategic Alliance Agreement, dated June 27, 2001, between the Company and Teva Pharmaceuticals Curacao N.V.** +

10.13.5	Amendment, dated February 9, 2007, to Strategic Alliance Agreement, dated June 27, 2001, between the Company and Teva Pharmaceuticals Curacao N.V.**

10.14	Development, License and Supply Agreement, dated as of June 18, 2002, between the Company and Wyeth, acting through its Wyeth Consumer Healthcare Division.**

10.14.1	Amendment, dated as of July 9, 2004, to Development, License and Supply Agreement, dated as of June 18, 2002, between the Company and Wyeth, acting through its Wyeth Consumer Healthcare Division. +

1

Exhibit No.	Description of Document
10.14.2
Amendment, dated as of February 14, 2005, to Development, License and Supply Agreement, dated as of June 18, 2002, between the Company and Wyeth, acting through its Wyeth Consumer Healthcare Division. +

10.15	Licensing, Contract Manufacturing and Supply Agreement, dated as of June 18, 2002, between the Company and Schering Corporation.** +

10.15.1	Amendment No. 3, effective as of July 23, 2004, to Licensing, Contract Manufacturing and Supply Agreement, dated as of June 18, 2002, between the Company and Schering Corporation.**

10.15.2	Amendment No. 4, effective as of December 15, 2006, to Licensing, Contract Manufacturing and Supply Agreement, dated as of June 18, 2002, between the Company and Schering Corporation.**

10.16	Supply and Distribution Agreement, dated as of November 3, 2005, between the Company and DAVA Pharmaceuticals, Inc.**

10.16.1	Amendment No. 2, dated February 6, 2007, to Supply and Distribution Agreement, dated November 3, 2005, between the Company and DAVA Pharmaceuticals, Inc.** +

10.17	Patent License Agreement, dated as of March 30, 2007, by and among Purdue Pharma L.P., The P.F. Laboratories, Inc., Purdue Pharmaceuticals L.P. and the Company.**

10.18	Supplemental License Agreement, dated as of March 30, 2007, by and among Purdue Pharma L.P., The P.F. Laboratories, Inc., Purdue Pharmaceuticals L.P. and the Company.**

10.19	Sublicense Agreement, effective as of March 30, 2007, between the Company and DAVA Pharmaceuticals, Inc.**

10.20	Promotional Services Agreement, dated as of January 19, 2006, between the Company and Shire US Inc.**

10.21	Co-promotion Agreement, dated as of July 16, 2008, between the Company and Wyeth, acting through its Wyeth Pharmaceuticals Division.**

10.22	Joint Development Agreement, dated as of November 26, 2008, between the Company and Medicis Pharmaceutical Corporation. **

11.1
Statement re computation of per share earnings (incorporated by reference to Note 17 to the Notes to the Consolidated Financial Statements and Note 11 to (Unaudited) Interim Consolidated Financial Statements included in this registration statement).

21.1	Subsidiaries of the registrant. +

*	Management contract, compensatory plan or arrangement.

**	Confidential treatment requested for certain portions of this exhibit pursuant to Rule 24b-2 under the Exchange Act, which portions are omitted and filed separately with the SEC.

+	Previously filed.

2

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 13, 2009		Impax Laboratories, Inc.

	By:	/s/ Larry Hsu, Ph.D.
		Name:	Larry Hsu, Ph.D.
		Title:	President and Chief Executive Officer

3

EXHIBIT INDEX

Exhibit No.	Description of Document
3.1	Restated Certificate of Incorporation, dated August 30, 2004. +

3.2	By-Laws. +

4.1	Specimen of Common Stock Certificate. +

4.2	Form of Debenture ( incorporated by reference to Exhibit A to the Indenture, dated as of June 27, 2005, between the Company and HSBC Bank USA, National Association, as Trustee, listed on Exhibit 4.3).

4.3	Indenture, dated as of June 27, 2005, between the Company and HSBC Bank USA, National Association, as Trustee. +

4.4	Supplemental Indenture, dated as of July 6, 2005, between the Company and HSBC Bank USA, National Association, as Trustee. +

4.5	Registration Rights Agreement, dated as of June 27, 2005, between the Company and the Initial Purchasers named therein. +

4.6	Promissory Note dated June 7, 2006, issued by the Company to Solvay Pharmaceuticals, Inc. +

10.1	Amended and Restated Loan and Security Agreement, dated as of December 15, 2005, between the Company and Wachovia Bank, National Association. +

10.1.1	First Amendment, dated October 14, 2008, to Amended and Restated Loan and Security Agreement, dated December 15, 2005, between the Company and Wachovia Bank, National Association. +

10.2	Purchase Agreement, dated June 26, 2005, between the Company and the Purchasers named therein. +

10.3	1995 Stock Incentive Plan.* +

10.4	1999 Equity Incentive Plan.* +

10.5	2001 Non-Qualified Employee Stock Purchase Plan.* +

10.6	Amended and Restated 2002 Equity Incentive Plan (Corrected).* +

10.7	Executive Non-Qualified Deferred Compensation Plan, restated effective January 1, 2005.* +

10.8	Employment Agreement, dated as of December 14, 1999, between the Company and Charles Hsiao, Ph.D.* +

10.9	Employment Agreement, dated as of December 14, 1999, between the Company and Larry Hsu, Ph.D.* +

10.10	Employment Agreement, dated as of September 1, 2006, between the Company and David S. Doll.* +

10.11	Separation Agreement and General Release, dated July 30, 2008, between the Company and David S. Doll.* +

10.12	Consulting Agreement, effective as of September 4, 2008, between the Company and David S. Doll.* +

10.13	Strategic Alliance Agreement, dated June 27, 2001, between the Company and Teva Pharmaceuticals Curacao N.V.**

10.13.1	Letter Amendment, dated October 8, 2003, to Strategic Alliance Agreement, dated June 27, 2001, between the Company and Teva Pharmaceuticals Curacao N.V.**

10.13.2	Letter Agreement, dated March 24, 2005, between the Company and Teva Pharmaceuticals Curacao N.V.**

10.13.3	Letter Amendment, dated March 24, 2005 and effective January 1, 2005, to Strategic Alliance Agreement, dated June 27, 2001, between the Company and Teva Pharmaceuticals Curacao N.V.**

10.13.4	Amendment, dated January 24, 2006, to Strategic Alliance Agreement, dated June 27, 2001, between the Company and Teva Pharmaceuticals Curacao N.V.** +

10.13.5	Amendment, dated February 9, 2007, to Strategic Alliance Agreement, dated June 27, 2001, between the Company and Teva Pharmaceuticals Curacao N.V.**

10.14	Development, License and Supply Agreement, dated as of June 18, 2002, between the Company and Wyeth, acting through its Wyeth Consumer Healthcare Division.**

10.14.1	Amendment, dated as of July 9, 2004, to Development, License and Supply Agreement, dated as of June 18, 2002, between the Company and Wyeth, acting through its Wyeth Consumer Healthcare Division. +

Exhibit No.	Description of Document
10.14.2
Amendment, dated as of February 14, 2005, to Development, License and Supply Agreement, dated as of June 18, 2002, between the Company and Wyeth, acting through its Wyeth Consumer Healthcare Division. +

10.15	Licensing, Contract Manufacturing and Supply Agreement, dated as of June 18, 2002, between the Company and Schering Corporation.** +

10.15.1	Amendment No. 3, effective as of July 23, 2004, to Licensing, Contract Manufacturing and Supply Agreement, dated as of June 18, 2002, between the Company and Schering Corporation.**

10.15.2	Amendment No. 4, effective as of December 15, 2006, to Licensing, Contract Manufacturing and Supply Agreement, dated as of June 18, 2002, between the Company and Schering Corporation.**

10.16	Supply and Distribution Agreement, dated as of November 3, 2005, between the Company and DAVA Pharmaceuticals, Inc.**

10.16.1	Amendment No. 2, dated February 6, 2007, to Supply and Distribution Agreement, dated November 3, 2005, between the Company and DAVA Pharmaceuticals, Inc.** +

10.17	Patent License Agreement, dated as of March 30, 2007, by and among Purdue Pharma L.P., The P.F. Laboratories, Inc., Purdue Pharmaceuticals L.P. and the Company.**

10.18	Supplemental License Agreement, dated as of March 30, 2007, by and among Purdue Pharma L.P., The P.F. Laboratories, Inc., Purdue Pharmaceuticals L.P. and the Company.**

10.19	Sublicense Agreement, effective as of March 30, 2007, between the Company and DAVA Pharmaceuticals, Inc.**

10.20	Promotional Services Agreement, dated as of January 19, 2006, between the Company and Shire US Inc.**

10.21	Co-promotion Agreement, dated as of July 16, 2008, between the Company and Wyeth, acting through its Wyeth Pharmaceuticals Division.**

10.22	Joint Development Agreement, dated as of November 26, 2008, between the Company and Medicis Pharmaceutical Corporation. **

11.1
Statement re computation of per share earnings (incorporated by reference to Note 17 to the Notes to the Consolidated Financial Statements and Note 11 to (Unaudited) Interim Consolidated Financial Statements included in this registration statement).

21.1	Subsidiaries of the registrant. +

*	Management contract, compensatory plan or arrangement.

**	Confidential treatment requested for certain portions of this exhibit pursuant to Rule 24b-2 under the Exchange Act, which portions are omitted and filed separately with the SEC.

+	Previously filed.